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                                                                 EXHIBIT 3.24



Form BCA-2.10                ARTICLES OF INCORPORATION
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(Rev.Jan.1999)                This space for use by
Jesse White                   Secretary of State          SUBMIT IN DUPLICATE
Secretary of State
Department of Business            FILED                   This space for use
Services                                                    by Secretary of
Springfield, IL 62756            JAN 31 2001                    State
http://www.sos.state.il.us
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Payment must be made by           JESSE WHITE             Date 1/31/01
certified check, cashier's       SECRETARY OF STATE       Franchise Tax $ 25.00
check, Illinois attorney's                                Filing Fee    $ 75.00
check, Illinois C.P.A.'s                                                -------
check or money order,                                     Approved:      100.00
payable to "Secretary of
State."
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

1.    CORPORATE NAME:   US Intangible Company
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      (The corporate name must contain the word "corporation", "company," "incorporated,"
      "limited" or an abbreviation thereof.)

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2.    Initial Registered Agent:  C T Corporation System
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                                 FIRST NAME                 MIDDLE INITIAL     LAST NAME


      Initial Registered Office: c/o C T Corporation Systems, 208 South LaSalle Street
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                                 NUMBER                     STREET              SUITE #

                                 Chicago                    IL Cook             60604
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                                  CITY                      COUNTY              ZIP CODE
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3.    Purpose or purposes for which the corporation is organized:
      (If not sufficient space to cover this point, add one or more sheets of this size.)

      To engage in any acts or activities permitted under the Illinois Business Corporation Law





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4.    Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

                   Par Value     Number of Shares   Number of Shares          Consideration to be
      Class        per Share      Authorized       Proposed to be Issued      Received Therefor
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      Common       $0.01            1000             1                        $1.00
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                                                                              TOTAL = $ 1.00

      Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:
      (If not sufficient space to cover this point, add one or more sheets of the size.)
      None

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

5.  OPTIONAL:  (a) Number of directors constituting the initial board of directors of the  corporation: _________________________.

               (b) Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

                   Name                     Residential Address              City, State, Zip

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6.  OPTIONAL:  (a) It is estimated that the value of all property to be owned by the
                   corporation for the following year wherever loacted will be:       $___________________
               (b) It is estimated that the value of the property to be located within
                   the State of Illinois during the following year will be:           $___________________
               (c) It is estimated that the gross amount of business that will be
                   transacted by the corporation during the following year will be:   $___________________
               (d) It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during
                   the following year will be:                                        $___________________

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7.  OPTIONAL:  OTHER PROVISIONS
               Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

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8.                          NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

    The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated      January 30,             ,  2001
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           (MONTH & DAY)              YEAR


                Signature and Name                             Address

1. /s/ Richard B. Goldstein                           1. c/o Fried Frank, One New York Plaza
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   SIGNATURE                                          STREET

   Richard B. Goldstein                               New York, N.Y. 10004
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   (TYPE OR PRINT NAME)                               CITY/TOWN           STATE    ZIP CODE

2.---------------------------------------          2. -------------------------------------
  SIGNATURE                                           STREET

  ---------------------------------------             --------------------------------------
  (TYPE OR PRINT NAME)                                CITY/TOWN           STATE      ZIP CODE

3.---------------------------------------          3. -------------------------------------
  Signataure                                          Street

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  (TYPE OR PRINT NAME)                                CITY TOWN           STATE      ZIP CODE

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(Signatures must be in BLACK INK on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)
NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its president or vice president and verified by him, and attested by its secretary or assistant secretary.
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                                     FEE SCHEDULE

o The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25.
o  The filing fee is $75.
o  The minimum total due (franchise tax + filing fee) is $100.
   (Applies when the Consideration to be Received as set forth in item 4 does not exceed $16,667)
o The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.
   Illinois Secretary of State            Springfield, IL 62756
   Department of Business Services        Telephone (217) 782-9522 or 782-9523